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                                                               EX-10.10
                              FIRST AMENDMENT
                     TO ANHEUSER-BUSCH COMPANIES, INC.
                            EXCESS BENEFIT PLAN
                     --------------------------------


          Effective as of January 1, 1984, Anheuser-Busch Companies,

     Inc., a Delaware corporation (the "Company") established the

     Anheuser-Busch Companies, Inc. Excess Benefit Plan (the "Plan") to

     provide supplemental retirement benefits to Participants in the

     Anheuser-Busch Salaried Employees' Pension Plan.  Pursuant to

     Section 14 of the Plan and authority granted by the Board, the Plan is hereby amended, effective January l, 1986, as follows:

          1.  The Plan is hereby amended by adding a new Section 19 at the end thereof, to read as follows:

          "19. Change in Control.
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               If a Change in Control (as defined herein) shall
          occur, then, notwithstanding anything to the contrary herein, the Participant's accrued benefit under the Plan to the date of such Change in Control shall be fully vested and nonforfeitable. At any time prior to the occurrence of a Change in Control, a Participant may request, by completing an application form provided to such Participant by the Pension Committee administering the Plan, that payment of the present value of such accrued benefit shall be made to the Participant in a single sum as soon as practicable after the Change in Control. For purposes hereof, present value shall be determined by utilizing the actuarial assumptions used under the Company's Salaried Employees' Pension Plan as in effect immediately prior to such Change in Control. Within a reasonable time after the receipt by the Pension Committee of a completed application from a Participant requesting payment upon a Change in Control, as described above, but in any event prior to a Change in Control (unless circumstances make it otherwise impossible), the Pension Committee shall, in its sole discretion, determine whether to make such payment upon the occurrence of such Change in Control or to pay the Participant his accrued benefit in accordance with the provisions of the Plan

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          (other than this provision) as in effect immediately
          prior to the Change in Control. Notwithstanding the the provisions of Section 14 hereof, following a Change in Control, the provisions of this Section cannot be amended in any manner without the written consent of each individual who was a Participant immediately prior to a Change in Control.

               For purposes of this Section 19, a "Change in Control" shall occur if any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than fifty percent (50%) of the then outstanding voting stock of the Company."

          2.  Except as provided hereinabove, the Plan is ratified and confirmed in all respects.

          IN WITNESS WHEREOF, Anheuser-Busch Companies, Inc. has

     executed this Amendment this 28th day of  May   , 1986.
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                                  ANHEUSER-BUSCH COMPANIES, INC.



                                  By s/JERRY E. RITTER
                                    ----------------------------
     (SEAL)

     Attest:


     s/JOBETH BROWN
     ---------------------
     (Assistant) Secretary

     4478J